UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010 (June 28, 2010)
DORAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of Doral Financial Corporation (the “Company”), held on June 28, 2010 (the “Special Meeting”), the proposal listed below was submitted to a vote of the Company’s common stockholders. The proposal is described in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 11, 2010. The proposal was approved by the stockholders pursuant to the voting results set forth below.

Proposal:
To approve the issuance of shares of the Company’s common stock upon the conversion of shares of the Company’s Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock, $1.00 par value and $1,000 liquidation preference per share, that (i) exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the issuance of the Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock; and (ii) involves issuances to directors, officers, substantial securityholders, their affiliates or entities in which they have a substantial direct or indirect interest, which issuance requires stockholder approval pursuant to the rules of the New York Stock Exchange.

As of the record date (June 1, 2010), there were 67,283,370 outstanding shares of common stock of the Company. A total of 52,541,410 shares of common stock were present at the special meeting, either in person or by proxy.

Approximately 78% of the shares outstanding and entitled to vote on the record date, voted in favor of the proposal.

For:	52,240,549
Against:	261,266
Abstain:	39,595
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: June 30, 2010	By:	/s/ Enrique R. Ubarri
Name: Enrique R. Ubarri
Title: Executive Vice President and General Counsel